EXHIBIT 10.1
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November 1, 2006                                          [ELECTRONIC SENSOR
                                                          TECHNOLOGY, INC. LOGO]

Teong Lim
President
Electronic Sensor Technology, Inc.

Re:  Consulting Arrangement

Dear Teong:

     This is to summarize the arrangement for the consulting services after my retirement effective November 1, 2006 based on the discussions we had in last few weeks as follows:

     1. I will accept an offer to be an in-house consultant for a period of six (6) month from November 1, 2006 to April 30, 2007. The main areas that I will continue to get involved and to concentrate my efforts will include the processing and issuance of the stock option grants to board directors and key employees when the SB-2 filing is approved by SEC; coordinating and advising on the marketing strategies in China and setting up the sales sub-channels as well as entering into new market segments; advising on the selection of the new COO/CEO; help establishing the 2007 operating budgets, and other topics or projects that the Company may be benefited from my experiences.
     2. The above arrangement will be on a retainer basis. My fee shall be equal to approximately half of my current compensation, i.e. $3000 bi-weekly, payable also bi-weekly to coincide with the company payrolls.
     3. This is an informal arrangement between us and it can be terminated any time by either party with a 30-day notice.

     Should you agree that the above is the understanding between us, please confirm this by signing at the space provided below and return a copy of this letter to me for the record.

                                                               Sincerely,


                                                               /s/ Francis Chang
                                                               -----------------
                                                               Francis Chang

Agreed and Accepted:


/s/ Teong Lim
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Teong Lim, President
Electronic Sensor Technology, Inc.